                               HIPPOCAMPE SA
                       (A Development Stage Company)

                              FINANCIAL REPORT


                             SEPTEMBER 30, 2000

                                  CONTENTS

                                                                     Page

FINANCIAL STATEMENTS

   Balance sheet                                                       1
   Statements of operations                                            2
   Statements of cash flows                                            3

                               HIPPOCAMPE SA
                       (A Development Stage Company)

                               BALANCE SHEET
                            September 30, 2000
                                (Unaudited)
                                (In Euros)




                                         U.S. Dollars
                                         (Information
                                             Only)
                                             2000            2000
                                         ------------    ------------

     ASSETS

Current Assets
  Cash                                   $    166,747    E    190,241
  Accounts receivable, net                     66,588          75,970
  Other                                       104,450         119,167
                                         ------------    ------------

    Total current assets                      337,785         385,378

Patents and Other                              61,899          70,621
                                         ------------    ------------
                                         $    399,684    E    455,999
                                         ============    ============


     LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Accounts payable and other
   liabilities                           $    217,521    E    248,169
  Note payable                                378,987         432,386
                                         ------------    ------------

    Total current liabilities                 596,508         680,555

Payable to Shareholders                       212,297         242,209

Shareholders' Equity (Deficit)
  Common stock                                104,492         119,215
  Deficit accumulated during the
   development stage                         (513,613)       (585,980)
                                         ------------    ------------
                                             (409,121)       (466,765)
                                         ------------    ------------
                                         $    399,684    E    455,999
                                         ============    ============



                               HIPPOCAMPE SA
                       (A Development Stage Company)

                          STATEMENTS OF OPERATIONS
            For the Nine Months Ended September 30, 2000 and 1999
                               (Unaudited)
                                (In Euros)



                         U.S. Dollars
                         (Information
                             Only)
                         September 30,     September 30,     September 30,
                              2000              2000              1999
                         -------------     -------------     -------------

Revenues                 $     8,386       E     9,567       E    17,944

Expenses
  Research and
   development               129,388           147,618            72,984
  General and
   administrative             63,291            72,209            30,373
                         -----------       -----------       -----------
                             192,679           219,827           103,357
                         -----------       -----------       -----------
    Net loss             $  (184,293)      E  (210,260)      E   (85,413)
                         ===========       ===========       ===========

Basic and diluted loss
   per common share      $    (23.57)      E    (26.89)      E    (10.92)
                         ===========       ===========       ===========

Weighted average number
   of shares outstanding                         7,820             7,820
                                          ============       ===========



                              HIPPOCAMPE SA
                       (A Development Stage Company)

                         STATEMENTS OF CASH FLOWS
           For the Nine Months Ended September 30, 2000 and 1999
                               (Unaudited)
                                (In Euros)




                                       September 30,        September 30,
                                            2000                 1999
                                       -------------        -------------

Cash Flows From Operating
 Activities
  Net loss                             E  (210,260)         E   (85,413)
  Adjustments to reconcile net
   loss to net cash (used in)
   provided by operating activities
    Amortization                            11,510               10,800
    Increase in receivables                 (5,696)             (19,143)
    Increase in accounts payable
     and other liabilities                  87,708              109,557
                                       -----------          -----------
    Net cash (used in) provided by
     operating activities                 (116,738)              15,801

Cash Flows From Investing
 Activities
  Patents and other                       (189,256)                   -
  Certificate of deposit                    27,440                    -
                                       -----------          -----------

    Net cash used in investing
     activities                           (161,816)                   -

Cash Flows Provided by Financing
 Activities
  Borrowings under note payable            432,386                    -
                                       -----------          -----------
    Net increase in cash                   153,832               15,801

Cash, Beginning of period                   36,409               30,126
                                       -----------          -----------

Cash, End of period                    E   190,241          E    45,927
                                       ===========          ===========



                              HIPPOCAMPE SA
                      (A Development Stage Company)

                             FINANCIAL REPORT


                             DECEMBER 31, 1999

                                 CONTENTS

                                                                  Page

INDEPENDENT AUDITORS' REPORT                                        1

FINANCIAL STATEMENTS

  Balance sheets                                                    2
  Statements of operations                                          3
  Statements of cash flows                                          4
  Notes to financial statements                                5 - 10

                        INDEPENDENT AUDITORS' REPORT
                        ----------------------------


To the Shareholders
Hippocampe SA



We have audited the accompanying balance sheets of Hippocampe SA (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations and retained deficit, and cash flows for the years ended December 31, 1999, 1998 and 1997, and for the period from May 2, 1990 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hippocampe SA (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999, 1998 and 1997, and for the period from May 2, 1990 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


/s/ Peterson Sullivan P.L.L.C.

Peterson Sullivan P.L.L.C.
Seattle, Washington
November 28, 2000

                               HIPPOCAMPE SA
                      (A Development Stage Company)

                               BALANCE SHEETS
                        December 31, 1999 and 1998
                                (In Euros)




                                 U.S. Dollars
                                 (Information
                                     Only)
    ASSETS                           1999         1999         1998
                                  ----------   ----------   ----------
Current Assets
  Cash                            $  36,576    E  36,409    E  30,126
  Certificate of deposit             27,566       27,440            -
  Receivables                        70,597       70,274       23,070
  Other                               2,819        2,806        2,806
                                  ----------   ----------   ----------

    Total current assets            137,558      136,929       56,002

Patents and Other                     9,280        9,238       20,850
                                  ----------   ----------   ----------
                                  $ 146,838    E 146,167    E  76,852
                                  ==========   ==========   ==========

    LIABILITIES

Current Liabilities
  Accounts payable                $ 100,605    E 100,144    E  62,141
  Taxes and social costs
   payable                           54,392       54,143       27,975
  Other                               6,204        6,176        6,039
                                  ----------   ----------   ----------

    Total current
     liabilities                    161,201      160,463       96,155

Payable to shareholders             243,323      242,209      138,394

Shareholders' Equity
  Common stock, E15.24 par value;
   7,820 shares authorized,
   issued and outstanding           119,763      119,215      119,215
  Deficit accumulated
   during the development
   stage                           (377,449)    (375,720)    (276,912)
                                  ----------   ----------   ----------
                                   (257,686)    (256,505)    (157,697)
                                  ----------   ----------   ----------
                                  $ 146,838    E 146,167    E  76,852
                                  ==========   ==========   ==========




             The accompanying notes are an integral part of these
                              financial statements.

                               HIPPOCAMPE SA
                       (A Development Stage Company)

               STATEMENTS OF OPERATIONS AND RETAINED DEFICIT
             For the Years Ended December 31, 1999, 1998, 1997, and the Period from May 2, 1990 (Inception) to December 31, 1999
                                (In Euros)



                                                                 Total
                    US                                  accumulated during
                  Dollars                                development stage
               (Information                                (May 2, 1990 to
                   Only)                                      December 31,
                   1999        1999        1998        1997        1999)
                ---------   ---------   ---------   ---------   ----------

Revenues        $  46,846   E  46,631   E  41,597   E  13,721   E 211,115

Expenses
  Research and
   development     94,334      93,902      70,239      19,958     261,447
  General and
   administrative  49,121      48,896      38,212      33,533     320,460
                ---------   ---------   ---------   ---------   ----------

                  143,455     142,798     108,451      53,491     581,907
                ---------   ---------   ---------   ---------   ----------

Loss before
 income tax
 provision        (96,609)    (96,167)    (66,854)    (39,770)   (370,792)
Income tax
 provision          2,653       2,641         762           -       4,928
                ---------   ---------   ---------   ---------   ----------

Net loss          (99,262)    (98,808)    (67,616)    (39,770)   (375,720)

Retained
 deficit,
 beginning       (278,187)   (276,912)   (209,296)   (169,526)          -
                ---------   ---------   ---------   ---------   ----------

Retained
 deficit,
 ending         $(377,449)  E(375,720)  E(276,912)  E(209,296)  E(375,720)
                =========   =========   =========   =========   ==========

Basic and
 diluted
 loss per
 share          $  (12.69)  E  (12.64)  E   (8.65)  E   (5.09)  E  (48.04)
                =========   =========   =========   =========   ==========




             The accompanying notes are an integral part of these
                              financial statements.

                               HIPPOCAMPE SA
                       (A Development Stage Company)

                          STATEMENTS OF CASH FLOWS
             For the Years Ended December 31, 1999, 1998, 1997, and the Period from May 2, 1990 (Inception) to December 31, 1999
                                (In Euros)




                                                                  Total
                                                               accumulated
                                                                 during
                                                               development
                                                               stage (May
                                                                2,1990 to
                                                              December 31,
                            1999         1998         1997         1999)
                         ----------   ----------   ----------   ----------

Cash Flows From
 Operating Activities
  Net loss               E (98,808)   E (67,616)   E (39,770)   E(375,720)
  Adjustments to reconcile
   net loss to net cash
   used in operating
   activities
  Amortization              11,612        9,391        1,645       52,513
  Increase in receivables  (47,204)      (7,021)      (3,480)     (70,275)
  Increase in accounts
   payable                  38,003       13,279       22,514      100,144
  Increase (decrease) in
   taxes and social costs
   payable                  26,168       23,774          (22)      54,143
  Other                        137       (5,228)       3,385        3,372
                         ----------   ----------   ----------   ----------

    Net cash used in
     operating activities  (70,092)     (33,421)     (15,728)    (235,823)

Cash Flows From
 Investing Activities
  Patents and other              -       (5,176)     (26,713)     (61,751)
  Certificates of
   deposit                 (27,440)           -            -      (27,440)
                         ----------   ----------   ----------   ----------

    Net cash used in
     investing activities  (27,440)      (5,176)     (26,713)     (89,191)

Cash Flows From Financing
 Activities
  Proceeds from the issuance
   of common stock               -            -            -      119,215
  Borrowings from
   shareholders            103,815       68,723       30,033      242,208
                         ----------   ----------   ----------   ----------

    Net cash provided by
     financing activities  103,815       68,723       30,033      361,423
                         ----------   ----------   ----------   ----------

    Net increase (decrease)
     in cash                 6,283       30,126      (12,408)      36,409

Cash, Beginning of
 Period                     30,126            -       12,408            -
                         ----------   ----------   ----------   ----------

Cash, End of period      E  36,409    E  30,126    E       -    E  36,409
                         ==========   ==========   ==========   ==========




             The accompanying notes are an integral part of these
                              financial statements.

                       NOTES TO FINANCIAL STATEMENTS


Note 1.  The Company and Summary of Significant Accounting Policies

Organization/Development Stage Company
--------------------------------------

Hippocampe SA ("the Company") was created in 1990 as a French company for the purpose of engaging in research and development of human health products. All of the Company's activities have been conducted in France. The Company's main research efforts have been concentrated in the prevention and treatment of the AIDS virus. The Company has established a network over the past ten years enabling it to work with education centers, research centers, pharmaceutical laboratories and biotechnology companies.

These financial statements have been prepared treating the Company as a development stage company. As of December 31, 1999, the Company had not performed any clinical testing and a commercially viable product is not expected for several more years. As such, the Company has not generated significant revenues. Revenues reported by the Company consist of incidental serum by-products of the Company's research and development activities. For the purpose of these financial statements, the development stage started May 2, 1990, which is the date when the Company was originally organized in France.

The Company issued 7,820 shares of common stock in June, 1990 for E119,215 in cash. There were no other transactions affecting shareholders' equity since inception except for results of operations.

Foreign Currency
----------------

Consistent with the location of its activities, beginning January 1, 1999, the Company adopted the euro as its corporate currency. Accordingly, the Company prepared its 1999 financial statements in euros. The financial statements for prior years have been prepared using French francs as the reporting currency and have been restated in euros for each period presented using the Official Fixed Conversion Rate of E1 = FRF 6.55957. Therefore, the financial statements for prior years depict the same trends that would have been presented had they been presented in French francs. However, because they were originally prepared using French francs, they are not necessarily comparable to financial statements of a company which originally prepared its financial statements in a European currency other than the French francs and restated them in euros. All assets, liabilities, revenues and expenses have been reported using the above exchange rate, and no foreign exchange gains or losses have been recorded. There are no other potential elements for other comprehensive income so no statement of comprehensive income has been provided.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include highly liquid investments with original maturities of three months or less and are generally interest bearing. These assets are recorded at cost which approximates market. Interest and income tax paid on a cash basis were not material during 1999, 1998 and 1997.

Certificate of Deposit
----------------------

The certificate of deposit is stated at cost. The fair value approximates cost based on the length to maturity and interest rate.

Revenue Recognition
-------------------

The Company records the sale of products when the products are shipped.

Patents
-------

Patents are stated at historical cost and are amortized over five years.

Financing
---------

In July 2000, the Company entered into a revolving term credit facility with a bank. This facility allows the Company to borrow up to E1,300,000 at LIBOR plus 4% repayable on August 31, 2001. As a part of this transaction, the Company issued warrants to the bank allowing the bank to convert amounts due under the credit facility into a maximum of 10% of the Company's common shares.

Management believes that its existing cash, certificate of deposit, revolving credit facility and additional loans from shareholders will be sufficient to fund its cash requirements through 2000. However, the Company's existing capital resources may not be sufficient to fund the Company's operations through commercialization of its first product. Accordingly, the Company will need to raise substantial additional funds. The Company is currently evaluating several financing alternatives, some of which may involve the sale of additional equity, commencement of corporate partnerships and other methods of raising capital from public, private, and corporate sources. Management anticipates completion of one or more of these financing events prior to the end of 2001. As a part of planning for future financing, the Company's majority shareholders agreed to exchange their shares of the Company's common stock for shares in another entity in a transaction to be accounted for as a reverse purchase.

Taxes on Income
---------------

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

Earnings per Share
------------------

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities. There were no dilutive securities outstanding during the period May 2, 1990 to December 31, 1999.

Estimates
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Standards
------------------------

Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133") will be effective for periods beginning after June 15, 2000. FAS 133 requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value provided certain conditions are met. The Company does not currently have derivative instruments or engage in hedging activities so there would be no affect on its consolidated financial statements.

The United States Securities and Exchange Commission recently issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," which the Company adopted in 2000. Currently, the impact of this bulletin on the Company's financial statements is unknown.

Research and Development
------------------------

Research and development costs are expensed as incurred. When products being developed reach technological feasibility, costs associated with these products will be capitalized and amortized over their estimated useful lives.



Note 2.  Receivables



                                             1999             1998
                                          ----------       ----------

Trade receivables                         E  36,886        E  15,192
Refunds due from suppliers                   18,742           16,652
Value added tax                              13,663                -
Other                                         6,235                -
                                          ----------       ----------
                                             75,526           31,844

Allowance for doubtful accounts              (5,252)          (8,774)
                                          ----------       ----------
                                          E  70,274        E  23,070
                                          ==========       ==========


No collateral was required for the above receivables.



Note 3.  Taxes and Social Costs Payable




                                             1999             1998
                                          ----------       ----------

Salaries payable                          E   2,876        E   4,138
Social security and other social
 benefits                                    41,856           15,329
Income tax                                    1,117                -
Value added tax                               5,447            7,747
Other                                         2,847              761
                                          ----------       ----------
                                          E  54,143        E  27,975
                                          ==========       ==========



Note 4.  Transactions with Shareholders

Sales to a shareholder were E22,677 in 1999 and E0 in 1998 and 1997. Trade receivables include E20,467 at December 31, 1999, and E0 in 1998 from this shareholder.

The amounts payable to shareholders bear no interest, have no collateral, and are repayable upon the Company becoming profitable. Since the timing of the Company becoming profitable cannot be determined, the fair value of the amounts payable to shareholders cannot be determined. The Company is not expected to become profitable in the near-term, therefore, the amounts payable to shareholder have been classified as long-term.



Note 5.  Income Taxes

The reconciliation of income tax on income computed at the federal statutory rates to income tax expense is as follows:



                                      1999         1998         1997
                                   ---------    ---------    ---------

U.S. Federal statutory rates
 on loss from operations           E (20,867)   E (11,924)   E  (5,962)

Tax differential on foreign
 loss                                (12,376)     (12,702)      (4,978)

Change in valuation
 allowance                            35,884       25,388       10,940
                                   ---------    ---------    ---------

Income tax expense                 E   2,641    E     762    E       -
                                   =========    =========    =========



Deferred tax asset is composed of the following:




                                December 31, 1999    December 31, 1998
                                -----------------    -----------------
Difference in book and tax
 basis of amounts payable
 to shareholder                   E      89,616        E      51,204

Net operating loss
 carryforwards                                -                2,528

Less valuation allowance for
 deferred tax asset
                                        (89,616)             (53,732)
                                -----------------    -----------------

Net deferred tax asset            E           -        E           -
                                =================    =================



All of the Company's provision for income taxes was from French income. The Company had no net operating loss carryforwards as of December 31, 1999.



Note 6.  Commitments and Contingencies

The Company leases property under noncancelable operating leases through January 2006. Future minimum lease payments under noncancelable operating leases are as follows:

                        2000            E  7,317
                        2001               7,317
                        2002               7,317
                        2003               7,317
                        2004               7,317
                        Thereafter         7,928
                                        --------
                                        E 44,513
                                        ========

Total rent expense was E7,317, each for 1999, 1998 and 1997, respectively.

The Company is involved in various matters of litigation arising in the ordinary course of business. In the opinion of management, the estimated outcome of such issues will not have a material effect on the Company's financial statements.